EXHIBIT 99.1

NetSpend Holdings, Inc. Reports First Quarter Financial Results

Revenues Up 13 Percent
More Than One Million Customers On Direct Deposit

AUSTIN, Texas, May 3, 2012 (GLOBE NEWSWIRE) -- NetSpend Holdings, Inc. (Nasdaq:NTSP), a leading provider of general-purpose reloadable (GPR) prepaid debit cards and related financial services, today announced financial results for the quarter ended March 31, 2012.

"We had positive results in the first quarter with all key metrics trending up as we experienced a strong tax season and completed the launch of 7-Eleven," said Dan Henry, chief executive officer of NetSpend. "During the quarter, we launched online programs with BET and PayPal. We also made significant progress on executing our retail expansion plans with the signing of many new agreements to sell our GPR cards. Further, our total number of accounts on direct deposit keeps growing at a nice pace and we surpassed the one million mark this quarter."

On May 1, 2012, the Company announced that the jury in the Alexsam litigation (previously disclosed by the Company) found that the Company had breached a license agreement with Alexsam and awarded Alexsam $18 million in royalties for the period from March 2004 through December 31, 2011. This amount does not include prejudgment interest or attorney fees, which the Company estimates could approximate an aggregate of $6.0 million. The Company plans to argue to the trial court that the amount of the jury's verdict should be reduced and to appeal the jury's verdict, and certain rulings made in the course of the trial, after the judgment of the trial court is entered.

Q1 2012 Highlights:

  Revenues up 13% to $91.4 million in Q1 2012 as compared to $80.8 million in Q1 2011

  Number of active cards with direct deposit up 23% to 1,025,000 as of March 31, 2012 as compared to 834,000 as of March 31, 2011

  Percentage of active cards1 with direct deposit was 44% as of March 31, 2012 as compared to 37% as of March 31, 2011

  GAAP net income declined by $13.6 million to $(5.8) million in Q1 2012 after giving effect to litigation related losses of $25.3 million as compared to GAAP net income of $7.8 million in Q1 2011.

  Fully Diluted Loss Per Share declined to $(0.08) in Q1 2012 after giving effect to litigation related losses of $0.18 per share as compared to Fully Diluted Earnings Per Share of $0.08 in Q1 2011.

  Adjusted EBITDA2 up 15% in Q1 2012 to $23.1 million as compared to $20.1 million in Q1 2011

  Adjusted Diluted Net IncomePer Share2 up 18% in Q1 2012 to $0.13 as compared to $0.11 in Q1 2011

  Gross Dollar Volume (GDV) of $3.8 billion during Q1 2012 as compared to $3.2 billion during Q1 2011

1 The number of active cards as of March 31, 2012 was approximately 2,350,000 as compared to 2,250,000 as of March 31, 2011.

2 Reconciliations of Adjusted EBITDA and Adjusted Net Income to net income are provided in the tables immediately following the condensed consolidated statements of cash flows. Additional information about the Company's non-GAAP financial measures can be found under the caption "Non-GAAP Financial Information."

Refer to our Form 8-K filed on May 1, 2012 for a description of the verdict reached by a jury on April 27, 2012 in the Alexsam Litigation.

Refer to our Annual Report on Form 10-K filed on February 24, 2012 for a description of our key business metrics.

Fiscal First Quarter 2012 Results

Revenues were $91.4 million for the quarter ended March 31, 2012, an increase of approximately 13% over the $80.8 million of revenues recorded in the same quarter of 2011. This increase was substantially driven by the increase in direct deposit accounts, and to a lesser extent, the expansion of product features across NetSpend's direct deposit customer base. Interchange revenue represented approximately 25% of total revenue during the three months ended March 31, 2012.

Net loss was $5.8 million for the quarter ended March 31, 2012, compared to net income of $7.8 million recorded in the quarter ended March 31, 2011. NetSpend's net loss for the quarter ended March 31, 2012 includes an aggregate of $25.9 million of net interest expense, income tax expense, depreciation and amortization and other losses, which includes pre-tax litigation related losses of $25.3 million. Net loss for the quarter ended March 31, 2012 also includes approximately $3.0 million in stock-based compensation expense. For the quarter ended March 31, 2011, the comparable amount of net interest expense, income tax expense and depreciation and amortization was $9.2 million. Net income for the quarter ended March 31, 2011 also includes approximately $3.2 million in stock-based compensation expense.

2012 Outlook

NetSpend reported that it expects full year 2012 revenue to be between $338 and $347 million, its adjusted EBITDA to fall between $90 and $94 million and it adjusted net income per fully diluted share to be between $0.51 and $0.55.

The foregoing expectations reflect the following assumptions:

  An effective tax rate of approximately 40%;

  Non-cash equity compensation of between approximately $10 and $11 million;

  Cash outlays for capital expenditures for the full year of between approximately $10 and $12 million;

  An effective cost of debt capital of approximately 3.5%; and

  Fully diluted shares outstanding for the full year of approximately 88 million.

Investor Conference Call and Webcast

NetSpend will host an investor conference call to discuss its first quarter 2012 results today, May 3, 2012, at 5:00 p.m. EDT. The conference call can be accessed live over the phone by dialing (877) 853-5634 or (707) 287-9375 for international callers. A replay will be available until May 10, 2012 at (855) 859-2056 or (404) 537-3406 for international callers; the conference ID is 75671724. The call will be webcast live from NetSpend's website at http://investor.netspend.com.

Non-GAAP Financial Information

To supplement NetSpend's consolidated financial statements presented in accordance with United States Generally Accepted Accounting Principles ("GAAP"), this press release includes EBITDA, Adjusted EBITDA and Adjusted Net Income. EBITDA, Adjusted EBITDA and Adjusted Net Income are not measures of financial performance under GAAP. Accordingly, they should not be considered a substitute for net income, operating income or other income or cash flow data prepared in accordance with GAAP. These non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies.  We believe that the presentation of these non-GAAP financial measures provides useful information to management and investors regarding underlying trends in NetSpend's business and provides improved comparability between periods in different years.  Reconciliations between GAAP measures and non-GAAP measures and between actual results and adjusted results are provided at the end of this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, and Rule 3(b)-6 under the Securities Exchange Act of 1934, as amended. These statements include, among other things, statements regarding future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this release, and reported results should not be considered as an indication of future performance. Reliance on any forward-looking statement involves risks and uncertainties and although NetSpend believes that the assumptions on which the forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be materially incorrect.  These factors include but are not limited to:

  NetSpend's dependence on a limited number of distributors of its products;

  increasing competition in the prepaid card industry;

  exposure to cardholder fraud and other losses;

  NetSpend's reliance on its relationships with its issuing banks;

  regulatory, legislative and judicial developments;

  changes in card association or network organization rules;

  NetSpend's ability to protect against unauthorized disclosure of cardholder data;

  NetSpend's ability to promote its brand;

  NetSpend's reliance on third party service providers;

  NetSpend's ability to protect its intellectual property rights and defend itself against claims of patent infringement.

The potential risks and uncertainties that could cause actual results to differ from those projected are discussed in greater detail in NetSpend's filings with the Securities and Exchange Commission ("SEC"), which are available on NetSpend's website at www.netspend.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of May 3, 2012, and, except as required by law, NetSpend does not intend to update this information as a result of future events or developments.

About NetSpend

NetSpend is a leading provider of general-purpose reloadable (GPR) prepaid debit cards and related financial services to the estimated 60 million underbanked consumers in the United States who do not have a traditional bank account or who rely on alternative financial services. The Company's mission is to develop products and services that empower underbanked consumers with the convenience, security and freedom to be self-banked. Headquartered in Austin, TX, NetSpend is traded on the NASDAQ stock exchange under the symbol NTSP. Please visit http://www.netspend.com for more information.

Follow NetSpend on Twitter: http://twitter.com/netspend or Facebook: http://www.facebook.com/netspend

The NetSpend Holdings, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=8154

NetSpend Holdings, Inc. Condensed Consolidated Statements of Operations For the Three Months Ended March 31, 2012 and 2011 (Unaudited)
	Three Months Ended
	March 31,
	2012	2011
	(in thousands, except per share data)

Operating Revenues	$ 91,393	$ 80,750

Operating Expenses
Direct operating costs	47,071	40,133
Salaries, benefits and other personnel costs	14,113	14,933
Advertising, marketing and promotion costs	5,072	3,585
Other general and administrative costs	5,005	5,167
Depreciation and amortization	3,781	3,698
Other losses	25,315	--
Total operating expenses	100,357	67,516

Operating income (loss)	(8,964)	13,234

Other Income (Expense)
Interest income	36	20
Interest expense	(720)	(503)
Total other expense	(684)	(483)

Income (loss) before income taxes	(9,648)	12,751

Income tax expense (benefit)	(3,860)	4,972

Net income (loss)	$ (5,788)	$ 7,779

Net income (loss) per share of common stock: (1)
Basic	$ (0.08)	$ 0.08
Diluted	$ (0.08)	$ 0.08

Shares used in the computation of earnings (loss) per share:
Basic	76,454	88,183
Diluted	76,454	93,682

(1) - Net income (loss) used in the calculation of basic and diluted earnings (loss) per share is adjusted for amounts unavailable to common stockholders. Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012 will contain a further reconciliation of this number for the three months ended March 31, 2012 and 2011.

NetSpend Holdings, Inc. Condensed Consolidated Balance Sheets As of March 31, 2012 and December 31, 2011

	March 31,	December 31,
	2012	2011
	(Unaudited)
	(in thousands, except share and per share data)
Assets
Current assets
Cash and cash equivalents	$ 69,861	$ 72,076
Accounts receivable, net of allowance for doubtful accounts of $357 and $581 as of March 31, 2012 and December 31, 2011, respectively	8,908	7,552
Prepaid card supply	2,130	2,000
Prepaid expenses	2,500	3,326
Other current assets	1,870	2,179
Income tax receivable	278	--
Deferred tax assets	3,952	4,138
Total current assets	89,499	91,271

Property, equipment and software, net	20,993	20,631
Goodwill	128,567	128,567
Intangible assets	21,351	22,227
Long-term investment	3,150	2,497
Non-current deferred tax assets	2,233	--
Other assets	8,779	7,549
Total assets	$ 274,572	$ 272,742

Liabilities & Stockholders' Equity
Current liabilities
Accounts payable	$ 4,633	$ 3,183
Accrued expenses	22,847	20,937
Income tax payable	--	1,733
Cardholders' reserve	4,302	3,892
Deferred revenue	1,937	1,585
Total current liabilities	33,719	31,330

Long-term debt	58,500	58,500
Deferred tax liabilities	--	7,431
Litigation contingency	24,160	--
Other non-current liabilities	5,087	4,628
Total liabilities	121,466	101,889

Total stockholders' equity	153,106	170,853

Total liabilities & stockholders' equity	$ 274,572	$ 272,742

NetSpend Holdings, Inc. Condensed Consolidated Statements of Cash Flows For the Three Months Ended March 31, 2012 and 2011 (Unaudited)
	March 31,	March 31,
	2012	2011
	(in thousands of dollars)

Cash flows from operating activities
Net income (loss)	$ (5,788)	$ 7,779
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	3,781	3,698
Amortization of debt issuance costs	81	81
Stock-based compensation	2,990	3,162
Tax benefit associated with stock options	(490)	(2)
Provision for cardholder losses	4,575	3,326
Deferred income taxes	(9,478)	(1,664)
Change in cash surrender value of life insurance policies	(101)	--
Litigation contingency	24,160	--
Changes in operating assets and liabilities
Accounts receivable	(1,356)	(621)
Income tax receivable or payable	(1,521)	2,961
Prepaid card supply	(130)	231
Prepaid expenses	826	(121)
Other current assets	309	13
Other long-term assets	(829)	(1,114)
Accounts payable and accrued expenses	3,360	(4,520)
Cardholders' reserve	(4,165)	(2,896)
Other liabilities	811	(174)
Net cash provided by operating activities	17,035	10,139

Cash flows from investing activities
Purchases of property, equipment and software	(3,262)	(3,195)
Other	(386)	--
Net cash used in investing activities	(3,648)	(3,195)

Cash flows from financing activities
Dividend equivalents paid	--	(353)
Proceeds from the exercise of stock options	1,302	54
Tax benefit associated with stock options	490	2
Issuance costs of public offering	--	(95)
Principal payments on debt	--	(328)
Treasury stock purchase	(17,394)	--
Net cash used in financing activities	(15,602)	(720)

Net change in cash and cash equivalents	(2,215)	6,224

Cash and cash equivalents at beginning of period	72,076	67,501
Cash and cash equivalents at end of period	$ 69,861	$ 73,725

Supplemental disclosure of cash flow information:
Cash paid for interest	$ 573	$ 871
Cash paid for income taxes	7,153	3,634

NetSpend Holdings, Inc. Reconciliation of Adjusted EBITDA to Net Income (Loss) For the Three Months Ended March 31, 2012 and 2011 (Unaudited)
	Three Months Ended
	March 31,
	2012	2011
	(in thousands of dollars)

Net income (loss)	$ (5,788)	$ 7,779

Interest income	(36)	(20)
Interest expense	720	503
Income tax expense (benefit)	(3,860)	4,972
Depreciation and amortization	3,781	3,698
EBITDA	(5,183)	16,932

Stock-based compensation expense	2,990	3,162
Other losses	25,315	--
Adjusted EBITDA (1)(3)	$ 23,122	$ 20,094

NetSpend Holdings, Inc. Reconciliation of Adjusted Net Income to Net Income (Loss) For the Three Months Ended March 31, 2012 and 2011 (Unaudited)
	Three Months Ended
	March 31,
	2012	2011
	(in thousands of dollars, except percentages and per share data)

Net income (loss)	$ (5,788)	$ 7,779

Stock-based compensation expense	2,990	3,162
Amortization of intangibles	881	881
Other losses	25,315	--
Total pre-tax adjustments	29,186	4,043

Tax rate	40.0%	39.0%
Tax adjustment	11,674	1,577

Adjusted net income (2)(3)	$ 11,724	$ 10,245

Adjusted net income per share: (4)
Basic	$ 0.15	$ 0.12
Diluted	$ 0.13	$ 0.11

(1)  We use a non-GAAP financial metric that we label "Adjusted EBITDA" to evaluate our financial performance. We compute Adjusted EBITDA by adjusting net income or net loss to remove the effect of income and expenses related to interest, taxes, depreciation and amortization, or EBITDA, and then adjusting for stock-based compensation, and non-recurring gains and losses. We believe that Adjusted EBITDA is an important metric for the following reasons:

  It provides a meaningful comparison of our operating results over several periods because it removes the impact of income and expense items that are not a direct result of our core operations, such as goodwill and intangible impairments, legal settlements and one-time settlement gains, losses on the early extinguishment of long-term debt and other infrequent losses;

  We use it as a tool to assist in our planning for the effect of strategic operating decisions and for the prediction of future operating results; and

  We use it to evaluate our capacity to incur and service debt, fund capital expenditures and expand our business.

Other losses of $25.3 million during the three months ended March 31, 2012 primarily relate to accruals for legal contingencies.

(2)  In addition to Adjusted EBITDA, we use a second non-GAAP financial metric that we label "Adjusted Net Income" to evaluate our financial performance. We compute Adjusted Net Income by adjusting net income or net loss to remove tax-effected amortization expense, stock-based compensation and other non-recurring gains and losses. We believe that Adjusted Net Income is an important metric that is useful to our board of directors, management and investors for the following reasons:

  Assets being depreciated will often have to be replaced in the future and Adjusted EBITDA does not reflect any expenditure for these items;

  Adjusted EBITDA does not reflect the significant interest expense or the payments necessary to service interest payments on our debt;

  Adjusted Net Income provides a meaningful comparison of our operating results over several periods because it removes the impact of income and expense items that are not a direct result of our core operations, such as goodwill and intangible impairments, legal settlements and one-time settlement gains, losses on the early extinguishment of long-term debt and other infrequent losses;

  Adjusted Net Income per share on a diluted basis functions as a threshold target for our company-wide employee bonus compensation; and

  We believe Adjusted Net Income measurements are used by investors as a supplemental measure to evaluate the overall operating performance of companies in our industry.

Other losses of $25.3 million during the three months ended March 31, 2012 primarily relate to accruals for legal contingencies.

(3)  By providing this non-GAAP financial measure, together with the above reconciliation, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives. Our Adjusted EBITDA and Adjusted Net Income are not necessarily comparable to what other companies define as Adjusted EBITDA and Adjusted Net Income. In addition, Adjusted EBITDA and Adjusted Net Income are not measures defined by U.S. GAAP and should not be considered as substitutes for or alternatives to net income, operating income, cash flows from operating activities or other financial information as determined by U.S. GAAP. Our presentation of Adjusted EBITDA and Adjusted Net Income should not be construed as an implication that our future results will be unaffected by unusual or non-recurring items.

(4)   Diluted share counts used in the computation of adjusted net income per share for the three months ended March 31, 2012 are approximately 87.3 million shares compared to approximately 76.5 million shares used in the computation of GAAP diluted earnings per share.  The GAAP diluted shares outstanding excludes the potential dilutive impact of 12.3 million options, 0.9 million shares of restricted stock and 0.7 million shares of series A convertible preferred stock which are considered  to be anti-dilutive.

CONTACT: Investor Contact:
         George Gresham
         Chief Financial Officer
         (866) 979-1996
         investor@netspend.com

         Media Contact:
         Krista Shepard
         (512)531-8732
         kshepard@netspend.com